EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-168953 on Form S-4 of Ascena Retail Group, Inc. of our reports dated September 24, 2010, relating to the consolidated financial statements of The Dress Barn, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Accounting Standards Codification (“ASC”) 470-20, “Debt with Conversion and Other Options” and ASC 810-10, “Consolidations-Overall” effective July 26, 2009 and ASC 740-10, “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” effective July 29, 2007) and the effectiveness of The Dress Barn, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Dress Barn, Inc. for the year ended July 31, 2010, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
October 12, 2010